Exhibit 99.4

PRELIMINARY COPIES

PROXY CARD

NOVA VISION ACQUISITION CORP.

2 Havelock Road #07-12

Singapore

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NOVA VISION ACQUISITION CORP.

The undersigned hereby appoints Eric Ping Hang Wong and Wing-Ho Ngan as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Nova Vision Acquisition Corporation (“Nova Vision”) held of record by the undersigned on [●], 2023, at the Extraordinary General Meeting of Shareholders (the “EGM”) to be held on [●], 2023, or any postponement or adjournment thereof. The Special Meeting of Shareholders will be held at the offices of Loeb & Loeb LLP, Jardine House, 2206-19, 1 Connaught Pl, Central, Hong Kong. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting of Shareholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Extraordinary Meeting of Shareholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7 BELOW. THE NOVA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal No. 1 — The Reincorporation Merger Proposal — to approve the merger of Nova Vision with and into Real Messenger Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of Nova Vision, with PubCo surviving the merger, be approved and authorized in all respects and that the Plan and Articles of Merger, a copy of which is included as Annex A2 to the accompanying proxy statement, and any and all transactions provided for in the Plan and Articles of Merger, be and is hereby authorized and any director and/or officer of Nova Vision be and is hereby authorized to execute the Plan and Articles of Merger, for and on behalf of Nova Vision, with such changes therein and additions thereto as any director and/or officer of Nova Vision may deem necessary, appropriate or advisable, such determinations to be evidenced conclusively by his/her execution thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal No. 2 — The Acquisition Merger Proposal — to the merger of RM2 Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of NewCo (“Merger Sub”), into Real Messenger, resulting in Real Messenger surviving the merger and becoming a wholly owned subsidiary of PubCo be approved and authorized in all respect and that PubCo’s board of directors be and is hereby authorized to take any such actions as may be necessary to complete the merger. We refer to this merger as the Acquisition Merger:

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal No. 3 — The Nasdaq Proposal — to approve with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 19,177,362 PubCo Ordinary Shares by PubCo as the surviving entity in connection with the Business Combination be approved and authorized in all respect.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal No. 4 - The Charter Amendment Proposal — to approve at the effective time of the Redomestication Merger, the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to this proxy statement as Annex B.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal No. 5 — The Incentive Plan Proposal — to approve the Incentive Plan be and is hereby approved for adoption by PubCo as the surviving entity of the Redomestication Merger with effect from the closing of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal No. 6 — The NTA Requirement Amendment Proposal — to approve to delete Regulation 23.5(c) (the “NTA Requirement”) in Nova Vision’s third amended and restated articles of association in its entirety in order to expand the methods that Nova Vision may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal No. 7 — The Adjournment Proposal — to approve the adjournment of the EGM of Shareholders by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event Nova Vision does not receive the requisite shareholder vote to approve the Proposals 1, 2, 3, 4, 5, and 6.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date

Address

Signature of Shareholder	Date

Address

Note: Please sign exactly as your name or names appear on this proxy. When ordinary share is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!